EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed in the following table pertaining to the named plans of, or assumed by, Intuit Inc., of our report dated August 20, 2001, with respect to the consolidated financial statements and schedule of Intuit Inc., included in the Annual Report (Form 10-K) for the year ended July 31, 2001.

Form S-8 No.	Plan

33-59458	1988 Option Plan; 1993 Equity Incentive Plan; Non-Plan Officer Options
33-73222	1993 Equity Incentive Plan; Chipsoft Plan
33-95040	1993 Equity Incentive Plan; Personal News Options
333-06889	Options Granted By Interactive Insurance Services Corp. Under Its Management Equity Plan Assumed By The Issuer
333-16827	1993 Equity Incentive Plan
333-16829	1996 Directors Stock Option Plan; 1996 Employee Stock Purchase Plan
333-20361	Options To Purchase Common Stock
333-45285	Intuit Inc. 1996 Employee Stock Plan
333-45277	Intuit Inc. 1996 Directors’ Stock Plan
333-45287	Intuit Inc. 1993 Equity Incentive Plan
333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-71099	Intuit Inc. 1993 Equity Incentive Plan
333-71101	Intuit Inc. 1996 Directors Stock Option Plan
333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan
333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-84385	Options Granted Under The Boston Light Software Corp. 1999 Amended And Restated Stock Option/Stock Issuance Plan And Assumed By Intuit Inc.
333-85349	Options Granted Under The Hutchison Avenue Software Corporation Stock Option Plan Dated June 29, 1999 And Assumed By Intuit Inc.
333-92503	Options Granted Under The Rock Financial Corporation Amended And Restated 1996 Stock Option Plan Assumed By Intuit Inc.
333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan
333-92515	Intuit Inc. 1996 Directors Stock Option Plan
333-92517	Intuit Inc. 1993 Equity Incentive Plan
333-53322	Options Granted Under The Apps.Com, Inc. 1999 Equity Incentive Plan And Assumed By Intuit Inc.
333-53324	Options Granted Under The EmployeeMatters, Inc. 1999 Stock Option Plan And Assumed By Intuit Inc.
333-51696	Intuit Inc. Stock Option Agreements
333-51698	Intuit Inc. 1996 Directors Stock Option Plan
333-51700	Intuit Inc. Restricted Stock Purchase Agreements
333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan
333-51694	Intuit Inc. Intuit Inc. 1993 Equity Incentive Plan
333-14715	Options Granted Under the Galt Technologies Inc. 1995 Stock Option Plan And Assumed By Intuit Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-50417, 333-63739 and 333-54610, and Form S-4 No. 333-71097) of Intuit Inc. and in the related Prospectus of our report dated August 20, 2001, with respect to the consolidated financial statements and schedule of Intuit Inc. in this Annual Report (Form 10-K) for the year ended July 31, 2001.

Palo Alto, California
October 4, 2001